EXHIBIT 99

CAUTIONARY STATEMENT

Granite City Food & Brewery Ltd., or persons acting on our behalf, or outside reviewers retained by us making statements on our behalf, or underwriters of our securities, from time to time, may make, in writing or orally, “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995.  This Cautionary Statement, when used in conjunction with an identified forward-looking statement, is for the purpose of qualifying for the “safe harbor” provisions of the Litigation Reform Act and is intended to be a readily available written document that contains factors which could cause results to differ materially from such forward-looking statements.  These factors are in addition to any other cautionary statements, written or oral, which may be made, or referred to, in connection with any such forward-looking statement.

The following matters, among others, may have a material adverse effect on our business, financial condition, liquidity, results of operations or prospects, financial or otherwise.  Reference to this Cautionary Statement in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements.

Risks Related to Our Business

We have a history of losses and no assurance of future profitability.  We have incurred losses in each of the last eight fiscal years.  We had a net loss of $5,531,220 for the fiscal year ended December 26, 2006, a net loss of $3,667,367 for the fiscal year ended December 27, 2005 and a net loss of $1,399,474 for the thirteen weeks ended March 31, 2007.  As of March 31, 2007, we had an accumulated deficit of $17,590,540.  We will incur additional losses until we are able to expand to a point at which we are able to leverage our operating expenses across a substantially larger revenue base.  We cannot assure you that we will successfully implement our business plan.  Even if we substantially increase our revenues, we cannot assure you that we will achieve profitability or positive cash flow.  If we do achieve profitability, we cannot assure you that we would be able to sustain or increase profitability on a quarterly or annual basis in the future because our operating results can be affected by changes in guest tastes, the popularity of handcrafted beers, economic conditions in our markets, and the level of competition in our markets.

We may be unable to fund our significant future capital needs in the long-term and we may need additional funds sooner than anticipated.  We will need to expend significant capital in order to open additional restaurants.  If our available sources of liquidity are insufficient to fund our expected capital needs, or our needs are greater than anticipated, we will be required to raise additional funds in the future through public or private sales of equity securities or the incurrence of indebtedness.  If we do not generate sufficient cash flow from current operations or if financing is not available to us, we will have to curtail projected growth, which could materially adversely affect our business, financial condition, results of operations and cash flows.

We cannot assure you that we will be able to obtain future financing on favorable terms or at all.  If we elect to raise additional capital through the issuance and sale of equity securities, the sales may be at prices below the market price of our common stock, and our shareholders may suffer significant dilution.  Debt financing, if available, may involve significant cash payment obligations, covenants and financial ratios that restrict our ability to operate and grow our business, and would cause us to incur additional interest expense and financing costs.  Specifically, our future expansion may be delayed or curtailed:

•              if future cash flows from operations fail to meet our expectations;

•              if costs and capital expenditures for new restaurant development exceed anticipated amounts;

•              if we incur unanticipated expenditures related to our operations;

•              if we are unable to obtain acceptable equipment financing of restaurants; or

•              if we are required to reduce prices to respond to competitive pressures.

Our business could be materially adversely affected if we are unable to expand in a timely and profitable manner.  To continue to grow, we must open new restaurants on a timely and profitable basis. The capital resources required to develop each new restaurant are significant.  We estimate that our cost of opening a new Granite City Food & Brewery restaurant currently ranges from $1.0 million to $1.3 million.  Actual costs may vary significantly depending upon a variety of factors, including the site and size of the restaurant, conditions in the local real estate and employment markets, and leasing arrangements.

Even with adequate financing, we may experience delays in restaurant openings which could materially adversely affect our business, financial condition, results of operations and cash flows.  Our ability to expand successfully depends upon a number of factors, some of which are beyond our control, including:

•                                          identification and availability of suitable restaurant sites;

•                                          competition for restaurant sites;

•                                          securing required governmental approvals, licenses and permits;

•                                          the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and

•                                          recruitment of qualified operating personnel, particularly general managers and kitchen managers.

In addition, we contemplate entering geographic markets in which we have no operating experience.  These new markets may have demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns different than those present in our existing markets, which may cause our new restaurants to be less successful than our existing restaurants.

Unanticipated costs or delays in the development or construction of our restaurants could prevent our timely and cost-effective opening of new restaurants.  Our developer depends upon contractors for the construction of our restaurants.  After construction, we invest heavily in leasehold improvements for completion of our restaurants.  Many factors could adversely affect the cost and time associated with our development of restaurants, including:

•              labor disputes;

•              shortages of construction materials and skilled labor;

•              management of construction and development costs of new restaurants;

•              adverse weather;

•              unforeseen construction problems;

•              environmental problems;

•              zoning problems;

•              federal, state and local government regulations;

•              modifications in design; and

•              other unanticipated increases in costs.

Any of these factors could give rise to delays or cost overruns which may prevent us from developing additional restaurants within anticipated budgets and expected development schedules.  Any such failure could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to manage planned expansion.  We face many business risks associated with our proposed growth, including the risk that our existing management, information systems and financial controls will be inadequate to support our planned expansion.  We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and these systems and controls.  Further, as we operate more restaurants, our rate of expansion relative to the size of our restaurant base will decline.  If we fail to continue to improve management, information systems and financial controls, or if we encounter unexpected difficulties during expansion, our business, financial condition, operating results and cash flows could be materially adversely affected.

Our sales growth and profitability could be adversely affected if comparable restaurant sales are less than we expect.  While future sales growth will depend substantially on our plans for new restaurant openings, the level of comparable store sales will also affect our sales growth and will continue to be a critical factor affecting our profitability.  This is because the profit margin on comparable restaurant sales is generally higher than the profit margin on new restaurant sales, as comparable restaurant sales enable fixed costs to be spread over a higher sales base.  While we do not expect comparable restaurant sales growth to continue at historical levels, our plans do incorporate positive comparable restaurant sales.  It is possible that we will not achieve our targeted comparable restaurant sales growth or that the change in comparable restaurant sales could be negative.  If this were to happen, sales and profitability would be adversely affected.

You should not rely on past increases in our average restaurant revenues or our comparable restaurant sales as an indication of future operating results because they may fluctuate significantly.  A number of factors historically have affected, and are likely to continue to affect, our average restaurant revenues and/or comparable restaurant sales, including, among other factors:

our ability to execute our business strategy effectively;

initial sales performance by new restaurants;

the timing of new restaurant openings and related expenses;

levels of competition in one or more of our markets; and

general economic conditions and consumer confidence.

Our average restaurant revenues and comparable restaurant sales may not increase at rates achieved over recent periods.  Changes in our average restaurant revenues and comparable restaurant sales could cause the price of our common stock to fluctuate significantly.

We may be unable to recruit, motivate and retain qualified employees.   Our success depends, in part, upon our ability to attract, motivate and retain a sufficient number of qualified employees, including trained brewing personnel, restaurant managers, kitchen staff and wait staff, to keep pace with our expansion schedule.  Qualified individuals needed to fill these positions could be in short supply in one or more of our markets.  In addition, our success depends upon the skill and experience of our restaurant-level management teams.  Our inability to recruit, motivate and retain such individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants, either of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  Additionally, competition for qualified employees could require us to pay higher wages and provide additional benefits to attract sufficient employees, which could result in higher labor costs.

The loss of key personnel could adversely affect our business.  Our success depends to a significant extent on the performance and continued service of members of our senior management such as our President and Chief Executive Officer Steve Wagenheim and our Chief Operating Officer—Restaurant Operations Tim Cary and certain other key employees.  Competition for employees with such specialized training and deep backgrounds in the restaurant industry is intense and we cannot assure you that we will be successful in retaining such personnel.  In addition, we cannot assure you that employees will not leave or compete against us.  If the services of any members of management become unavailable for any reason, it could adversely affect our business and prospects.

We may be unable to successfully compete with other restaurants in our markets.  The restaurant industry is intensely competitive.  There are many well-established competitors with greater financial, marketing, personnel and other resources than ours, and many of such competitors are well established in the markets where we have restaurants, or in which we intend to establish restaurants.  Additionally, other companies may develop restaurants with similar concepts in our markets.  Any inability to successfully compete with restaurants in our markets could prevent us from increasing or sustaining our revenues and result in a material adverse effect on our business, financial condition, results of operations and cash flows.  We may also need to make changes to our established concept in order to compete with new and developing restaurant concepts that become popular within our markets.  We cannot assure you that we will be successful in implementing such changes or that these changes will not reduce any future profitability.

Changes in consumer preferences or discretionary consumer spending could negatively impact our results.  Our operating results may be affected by changes in guest tastes, the popularity of handcrafted beers, general economic and political conditions and the level of competition in our markets.  Our continued success depends, in part, upon the popularity of micro-brewed beers and casual, broad menu restaurants.  Shifts in consumer preferences away from these beers and this dining style could materially adversely affect any future profitability.  Also, our success depends to a significant extent on numerous factors affecting discretionary consumer spending, including general economic conditions, disposable consumer income and consumer confidence.  In a weak economy, our customers may reduce their level of discretionary spending which could impact the frequency with which our customers choose to dine out or the amount they spend when they do dine out, thereby reducing our revenues.  Adverse economic conditions and changes in consumer preferences could reduce guest traffic or impose practical limits on pricing, either of which could materially adversely affect our business, financial condition, results of operations and cash flows.

Our operations depend upon governmental licenses or permits and we may face liability under dram shop statutes.  Our business depends upon obtaining and maintaining required food service, liquor and brewing licenses for each of our restaurants.  If we fail to hold all necessary licenses, we may be forced to delay or cancel new restaurant openings and close or reduce operations at existing locations.  We must comply with federal licensing requirements imposed by the United States Department of Treasury, Alcohol and Tobacco Tax and Trade Bureau, as well as licensing requirements of states and municipalities where we operate restaurants.  Failure to comply with federal, state or local regulations could cause our licenses to be revoked or force us to cease brewing and selling our beer.  Typically, licenses must be renewed annually and may be revoked and suspended for cause at any time.  State liquor and brewing laws may prevent or impede our expansion into certain markets.  Although we do not anticipate any significant problems in obtaining required licenses, permits or approvals, any delays or failures to obtain required licenses, permits or approvals could delay or prevent our expansion in a particular area.  We are at risk that a state’s regulations concerning brewery restaurants or the interpretation of these regulations may change.

We may face liability under dram shop statutes.  Our sale of alcoholic beverages subjects us to “dram shop” statutes in some states.  These statutes allow an injured person to recover damages from an establishment that served alcoholic beverages to an intoxicated person.  If we receive a judgment substantially in excess of our insurance coverage, or if we fail to maintain our insurance coverage, our business, financial condition, results of operations and cash flows could be materially adversely affected.

Health concerns or negative publicity regarding our restaurants or food products could affect consumer preferences and could negatively impact our results of operations.  Like other restaurant chains, consumer preferences could be affected by health concerns or negative publicity concerning food quality, illness and injury generally, such as negative publicity concerning E. coli, “mad cow” or “foot-and-mouth” disease, publication of government or industry findings concerning food products served by us, or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants.  This negative publicity may adversely affect demand for our food and could result in a decrease in customer traffic to our restaurants.  A decrease in customer traffic to our restaurants as a result of these health concerns or negative publicity could materially adversely affect our business, financial condition, results of operations and cash flows.

If our distributors or suppliers do not provide food and beverages to us in a timely fashion, we may experience short-term supply shortages, increased food and beverage costs, and quality control problems.  We currently depend on a national food distribution service company to provide food and beverage products to all of our restaurants.  We do not have long-term contractual arrangements with this distributor.  If this national distributor, or other distributors or suppliers, cease doing business with us, we could experience short-term supply shortages in some or all of our restaurants and could be required to purchase food and beverage products at higher prices until we are able to secure an alternative supply source.  If these alternative suppliers do not meet our specifications, the consistency and quality of our food and beverage offerings, and thus our reputation, guest patronage, revenues and results of operations, could be adversely affected.  In addition, any delay in replacing our suppliers or distributors on acceptable terms could, in extreme cases, require us to remove temporarily items from the menus of one or more of our restaurants, which also could materially adversely affect our business, financial condition, results of operations and cash flows.

We are subject to all of the risks associated with leasing space subject to long-term non-cancelable leases.  Our leases generally have initial terms of 20 years and generally can be extended only in five-year increments (at increased rates) if at all.  All of our leases require a fixed annual rent, although some require the payment of additional rent if restaurant sales exceed a negotiated amount.  Generally, our leases are “triple net” leases, which require us to pay all of the cost of insurance, taxes, maintenance and utilities.  We generally cannot cancel these leases.  Additional sites that we lease are likely to be subject to similar long-term non-cancelable leases.  If an existing or future store is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term.  In addition, as each of our leases expires, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to close stores in desirable locations.

Compliance with changing regulation of corporate governance, public disclosure and financial accounting standards may result in additional expenses and affect our reported results of operations.  Keeping informed of, and in compliance with, changing laws, regulations and standards relating to corporate governance, public disclosure and accounting standards, including the Sarbanes-Oxley Act, as well as new and proposed SEC regulations, NASDAQ Stock Market rules and accounting standards, has required an increased amount of management attention and external resources.  Compliance with such requirements may result in increased general and administrative expenses and an increased allocation of management time and attention to compliance activities.  Additionally, changes to existing rules or current practices may adversely affect our reported financial results.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent registered public accounting firm.  As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring public companies to include a report of management on internal control over financial reporting in their annual reports.  In addition, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal control over financial reporting as well as the operating effectiveness of the company’s internal controls over financial reporting.  We are evaluating our internal controls over financial reporting in order to allow our management to report on our internal controls as a required part of our annual report beginning with fiscal year 2007 and to allow our independent registered public accounting firm to attest to our internal controls as a required part of our annual report beginning with fiscal year 2008.

While we expect to expend significant resources during fiscal years 2007 and 2008 in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we will not comply with all of the requirements imposed thereby.  Because of the difficulty of measuring compliance adequacy, we cannot assure you that we will not receive an adverse opinion on our assessment of our internal controls over financial reporting and/or the operating effectiveness of our internal controls over financial reporting from our independent registered public accounting firm.

If we identify significant deficiencies or material weaknesses in our internal controls over financial reporting that we cannot remediate in a timely manner or we receive an adverse opinion from our independent registered public accounting firm with respect to our internal controls over financial reporting, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could be adversely affected.

In addition to the above, if our independent registered public accounting firm is unable to rely on our internal controls over financial reporting in connection with their audit of our financial statements, and in the further event that they are unable to devise alternative procedures in order to satisfy themselves as to the material accuracy of our financial statements and related disclosures, it is possible that we could receive a qualified or adverse audit opinion on those financial statements. In that event, the market for our common stock could be adversely affected.

Because the value of our business depends primarily upon intangible assets, such as our business concept and development strategy, the value of your investment could decrease significantly in the event of liquidation.   Because we do not own the real estate at any of our existing locations, we only own the building at one existing location, we lease much of the equipment we use, and we do not plan to own the real estate or buildings in which our future restaurants will be located, our tangible assets mainly consist of inventory.  Until we establish a history of earnings, the value of our business that could be realized upon liquidation is comprised of intangible assets, including our business concept, development strategy, intellectual property, trademarks, goodwill and employee know-how.  If our business is not successful, the value of our intangible assets could decrease significantly.  The value of your investment could decrease as a result.

Increases in state or federal minimum wage or required benefits could negatively impact our operating results.  Various federal and state labor laws govern our relationship with our employees, including such matters as minimum wage requirements, overtime and working conditions.  There have been increases in the federal and some state minimum wage requirements, and there may be additional increases in the future.  A substantial majority of employees working in our restaurants receive salaries equal to the applicable minimum wage, and future increases in the minimum wage will increase our operating expenses.  In addition, some states have periodically proposed laws that would require companies such as ours to provide health benefits to all employees.  Additional governmental mandates such as an increased minimum wage, an increase in paid leaves of absence, extensions of health benefits or increased tax reporting and payment requirements for employees who receive gratuities, could negatively impact our operating results.

Limitations in our insurance coverage could adversely affect our operations in certain circumstances.  We have comprehensive insurance, including workers’ compensation, employee practices liability, general liability, fire and extended coverage and property insurance.  However, there are certain types of losses which may be uninsurable or not economically insurable.  Such hazards may include earthquake, hurricane and flood losses.  If such a loss should occur, we would, to the extent that we are not covered for such loss by insurance, suffer a loss of the capital invested in, as well as anticipated profits and/or cash flow from, such damaged or destroyed properties.  Punitive damage awards are generally not covered by insurance; thus, any awards of punitive damages as to which we may be liable could adversely affect our ability to continue to conduct our business, to expand our operations or to develop additional restaurants.  We cannot assure you that any insurance coverage we maintain will be adequate, that we can continue to obtain and maintain such insurance at all, or that the premium costs will not rise to an extent that they adversely affect us or our ability to economically obtain or maintain such insurance.

Risks Related to our Securities

Fluctuations in our operating results may decrease the price of our securities.  Our operating results may fluctuate significantly because of several factors, including the timing of new restaurant openings and related expenses, profitability of new restaurants, increases or decreases in comparable restaurant sales, general economic conditions, consumer confidence in the economy, changes in consumer preferences, competitive factors and weather conditions.  Consequently, our operating results may fall below the expectations of public market analysts and investors for any given reporting period.  In that event, the price of our securities would likely decrease.

Shareholders may have difficulty selling our common stock.  We cannot assure you of an active public market for our common stock.  Selling our common stock may be difficult because of the quantity of securities that may be bought and sold, the possibility that transactions may be delayed, and a low level of security analyst and news media coverage.  These factors could contribute to lower prices and larger spreads in the bid and ask prices for our common stock.

Our existing shareholders have significant control which could reduce your ability to receive a premium for your shares through a change in control.  As of April 13, 2007, our directors and executive officers, as a group, beneficially owned approximately 17.5% of our common stock.  As a result, they may be able to control our company and direct our affairs, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also delay, defer or prevent a change in control of our company, and make some transactions more difficult or impossible without their support.  These transactions might include proxy contests, tender offers, open market purchase programs or other share purchases that could give our shareholders the opportunity to realize a premium over the then prevailing market price of our common stock.  As a result, this concentration of ownership could depress our stock price.

If we do not maintain our NASDAQ listing, you may have difficulty reselling our shares.  We will need to maintain certain financial and corporate governance qualifications to keep our shares listed on the NASDAQ Capital Market.  We cannot assure you that we will at all times meet the criteria for continued listing.  If we fail to maintain such qualifications, including a minimum bid price of $1.00, our shares may be delisted.  In the event of delisting, trading, if any, would be conducted in the over-the-counter market in the so-called “pink sheets” or on the OTC Bulletin Board.  In addition, our shares could become subject to the SEC’s “penny stock rules.”  These rules would impose additional requirements on broker-dealers who effect trades in our shares, other than trades with their established customers and accredited investors.  Consequently, the delisting of our shares and the applicability of the penny stock rules may adversely affect the ability of broker-dealers to sell our shares, which may adversely affect your ability to resell our shares.  If any of these events take place, you may not be able to sell as many shares as you desire, you may experience delays in the execution of your transactions and our shares may trade at a lower market price than they otherwise would.